UCN, Inc. Reports Third Quarter Results

Salt Lake City, Utah –November 14, 2005 – UCN, Inc. (OTC Bulletin Board: UCNN), a provider of on-demand contact handling software and business telecommunication services delivered over the UCN national VoIP network, reported financial results for the quarter ended September 30, 2005. Revenue for the quarter was $22.2 million, a 41 percent increase over revenue of $15.7 million for the quarter ended September 30, 2004, and a 3 percent increase over revenue of $21.5 million for the quarter ended June 30, 2005. The primary reason for the year-over-year growth was driven by increased sales of inContact and revenue derived from the acquisition of customers and net assets of TransTel Communications, Inc.

Net loss before preferred stock dividend was $1.6 million for the quarter ended September 30, 2005 compared to a net loss of $678,857 for the quarter ended September 30, 2004. Net loss applicable to common stockholders was $1.6 million for Q3 2005 compared to a net loss of $836,805 for Q3 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $598,000 for Q3 ended September 30, 2005, as compared to $112,000 for Q2 ended June 30, 2005, $(310,000) for Q1 ended March 31, 2005, and $(601,000) for Q4 ended December 31, 2004.

Third Quarter Highlights include:

— $598,000 in EBITDA, representing a 439% increase over Q2.

— InContact™ customers generated just over $1.3 million in total revenue during Q3, a 30% increase compared to Q2. This revenue represents both the application and the connectivity services from our inContact users.

— Signed 45 new inContact accounts during Q3, a 50% increase over the previous quarter.

— Ended the quarter with 60 Intelligent-T1s™ turned up, a 200% increase over Q2.

— Strengthened the management with the addition of a CFO and Sr. Vice President of Customer Development.

— Raised $2.5 million in equity through the issuance of common shares to two institutional investors.

— Closed on a $10 million line of credit with CapitalSource Finance, which replaces our existing $5 million line of credit and increases our working capital.

Paul Jarman, UCN CEO stated: “When I look across all the improvements in our results of Q3, what encourages me the most is our continued quarter-over-quarter growth in technology revenue and new inContact accounts, in addition to the high satisfaction levels among inContact customers. I see that the overall market for on-demand contact handling software over a VoIP network continues to gain momentum, and am now more convinced UCN is well positioned to be the market leader in this space.”

Conference Call

The company will discuss Third Quarter results and provide a company update on a conference call scheduled for November 14. See details below:

Date: November 14, 2005 Time: 1:30 PM Pacific (4:30 Eastern) Dial-In Number: 1-800-253-6872 International: 1-973-409-9260

Call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 11/21/05 at:

Toll-Free Replay number: 1-877-519-4471 / PIN 6700789

International Replay number: 1-973-341-3080 / PIN 6700789

An internet audio recording will be available on the www.ucn.net/Investors page for 12 months.

About UCN, Inc.

UCN is a provider of on-demand contact handling application services and business long distance service delivered over its national VoIP network. The inContact™ application suite includes an integrated package of advanced contact handling, reporting and administration applications, and inControl™, a unique, rapid application development tool. For more information about UCN visit www.ucn.net .

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company’s behalf. All statements, other than statements of historical fact which address the Company’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the Company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

General Contact: Jan Johnson UCN, VP of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc. Scott Liolios or Ron Both 949-574-3860 scott@liolios.com

UCN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	09-30-05	12-31-04
ASSETS
Current assets:
Cash and cash equivalents	$2,289	$4,010
Restricted cash	2,364	892
Accounts and other receivables, net	10,649	8,544
Other current assets	595	446

Total current assets	15,897	13,892
Property and equipment, net	5,509	3,027
Intangible assets, net	12,620	5,981
Other assets	612	505

Total assets	$34,638	$23,405

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$4,750	$2,796
Current portion of long-term debt	3,045	746
Trade accounts payable	9,603	6,683
Accrued liabilities	3,642	2,245

Total current liabilities	21,040	12,470
Long-term debt and capital leases	6,196	272
Other long-term liabilities	328	--

Total liabilities	27,564	12,742
Stockholders' equity	7,074	10,663

Total liabilities and stockholders' equity	$34,638	$23,405

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Three Months Ended
	09-30-05	09-30-04
Revenues from telecommunications services	$22,152	$15,712
Operating expenses:
Costs of revenues	14,483	8,711
General and administrative	4,818	3,611
Selling and promotion	4,154	3,937

Total operating expenses	23,455	16,259

Loss from operations	(1,303)	(547)
Other income (expense):
Interest income	26	7
Interest expense	(289)	(139)

Total other expense, net	(263)	(132)

Net loss	(1,566)	(679)
Preferred dividends	--	(158)

Net loss applicable to common stockholders	$(1,566)	$(837)

Net loss per common share:
Basic and diluted	($ 0.08)	($ 0.06)

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Nine Months Ended
	09-30-05	09-30-04
Revenues from telecommunications services	$59,614	$49,183
Operating expenses:
Costs of revenues	38,984	26,863
General and administrative	13,067	11,391
Selling and promotion	12,276	10,665

Total operating expenses	64,327	48,919

Loss from operations	(4,713)	264
Other income (expense):
Interest income	70	29
Interest expense	(698)	(688)
Gain on early extinguishment of debt	--	109

Total other expense, net	(628)	(550)

Net loss	(5,341)	(286)
Preferred dividends	(38)	(517)

Net loss applicable to common stockholders	$(5,379)	$(803)

Net loss per common share:
Basic and diluted	($ 0.26)	($ 0.07)

Reconciliation of Non-GAAP Measure

“EBITDA,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDA is provided for the use of the reader in understanding UCN’s operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, we believe that this information is helpful for investors to more easily understand our operating financial performance. We also feel this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDA in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDA to Net loss applicable to common
stockholders as it is presented on the Condensed Consolidated
Statements of Operations for UCN, Inc. (unaudited)
(in thousands)

	Three Months Ended
	09-30-05	09-30-04
EBITDA	$598	$495
Depreciation and amortization	(1,901)	(1,042)
Interest income and expense, net	(263)	(132)

Net loss	(1,566)	(679)
Preferred stock dividend	0	(158)

Net loss applicable to common stockholders	$(1,566)	$(837)

	Nine Months Ended
	09-30-05	09-30-04
EBITDA	$399	$3,430
Depreciation and amortization	(5,112)	(3,057)
Interest income and expense, net	(628)	(659)

Net loss	(5,341)	(286)
Preferred stock dividend	(38)	(517)

Net loss applicable to common stockholders	$(5,379)	$(803)